Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice-President

Office:  (503) 257-8766, Ext. 279

Fax:  (503) 251-5473 / E-mail:  dantierney@trm.com

TRM Announces Financial Results

Portland, Oregon: March 9, 2004 --- TRM Corporation (NASDAQ: TRMM) today reported net income for the quarter and year ended December 31, 2003.  Net income for the fourth quarter was $2.0 million (or $.26 per share) compared to a net loss of $3.4 million (or ($.49) per share) for the same period in 2002.  For the year ended December 31, 2003, the Company reported net income of $5.5 million (or $.74 per share) as compared to a net loss of $4.0 million (or ($.57) per share) for the same period of 2002. Earnings per share are reported on a fully diluted basis and before preferred dividends.

During the fourth quarter 2003, the Company’s Board of Directors approved issuance of a dividend payment in the amount of $375,000 related to its preferred stock, resulting in net income available to common shareholders of $.21 per share for the fourth quarter, as compared to a loss of ($.54) for the same period in the 2002.  Net income available to common shareholders for the year ended December 31, 2003 was $.54 per share, compared to a loss of ($.78) per share for the same period in the prior year.

Net sales for the quarter grew to $20.5 million, representing an increase of $2.8 million (or 15.6%) when compared to the fourth quarter of 2002.  The increase in net sales for the quarter is attributable to ATM unit expansion and higher pricing throughout the Company’s ATM and photocopy networks.  ATM operations produced net sales of $9.0 million, including $430,000 in ATM machine sales, during the fourth quarter of 2003, representing an increase of $2.5 million (or 38.3%) as compared to the same period in the prior year.  Photocopy net sales were $11.4 million for the fourth quarter of 2003, up from $10.6 million (or 7.3%) during the same quarter of 2002 as a result of the ongoing price increases initiated in 2003.  Software development net sales for the quarter were $29,000.

Net sales for the year ended December 31, 2003 grew to $79.2 million from $70.6, an increase of $8.7 million or 12.3%. ATM net sales for the year increased to $34.5 million, including $2.3 million in ATM machine sales, from $23.1 million (or 49.1%) in 2002.  The ATM machine sales program commenced in 2003.  Photocopy net sales for the year decreased to $43.7 million from $44.8 million in 2002 (or (2.4%)).

Operating income increased to $3.0 million for the fourth quarter as compared to an operating loss of $2.5 million for the same period in 2002.  Operating income for the year ended December 31, 2003 increased to $9.1 million from an operating loss of $1.8 million in the prior year. In the fourth quarter of 2002 the company had recorded $3.2 million in non-recurring operating expenses.  These expenses primarily consisted of disposal of obsolete photocopy equipment, write-down of non-moving inventory, and renewal of the Company’s service vehicle leases.  Additional operating expense reductions realized in 2003 include reduced ATM processing fees and reduced third party service costs.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $5.3 million and $18.8 million for the quarter and year ended December 31, 2003, respectively, as compared to a loss of ($1.6 million) and $6.1 million for the same periods in 2002.  The following reconciles EBITDA to our income from continuing operations for the quarters and years ended December 31, 2003 and 2002.

Three Months Ended

Year Ended

	12-31-02	12-31-03	12-31-02	12-31-03
Earnings before interest, taxes, depreciation, and amortization:
Income (loss) from continuing operations	$(3,448)	$2,035	$(3,743)	$5,456
Plus:
Interest	379	235	1,581	1,035
Provision (benefit) for income taxes	(1,124)	798	(1,459)	2,722
Depreciation and amortization	2,552	2,195	9,756	9,567
EBITDA	$(1,641)	$5,263	$6,135	$18,780

The Company adopted FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”) in the fourth quarter of 2003.  FIN 46 addresses consolidation by business enterprises of variable interest entities.  Accordingly the Company has consolidated the TRM Inventory Funding Trust, which provides vault cash for its ATM network, into its financial statements at December 31, 2003.  The result is an increase in long-term assets of $28.9 million, long-term liabilities of $27.5 million, minority interest of $1.5 million and no effect on the Company’s results of operations.

At December 31, 2003, the Company’s ATM network consisted of 3,416 revenue-generating machines deployed throughout the United Kingdom and United States, which represents an increase of 359 ATM machines when compared to the same date in 2002.  The Company had 26,317 revenue-generating photocopiers at December 31, 2003, a decrease of 2,083 photocopiers when compared to the same date in 2002, due primarily to elimination of unprofitable locations.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for the Company’s services; access to capital; maintaining satisfactory relationships with the Company’s banking partners; technological change; the ability of the Company to control costs and expenses; competition and the Company’s ability to successfully implement its planned growth.  Additional information on these factors, which could affect the Company’s financial results, is included in its Securities and Exchange Commission filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement.  Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

-Attachments 1, 2 and 3 follow-

Attachment 1

TRM Corporation

Consolidated Results of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	12-31-02	12-31-03	12-31-02	12-31-03
Sales	$21,396	$24,974	$85,243	$95,851
Sales discounts	3,666	4,477	14,691	16,625

Net sales	17,730	20,497	70,552	79,226
Cost of sales	11,152	10,572	43,591	44,604

Gross profit	6,578	9,925	26,961	34,622
Selling, general, & administrative expense	7,058	6,768	26,698	24,892
Asset retirements	2,049	130	2,049	626

Operating income	(2,529)	3,027	(1,786)	9,104

Other expense:
Interest	379	235	1,581	1,035
Other, net	1,664	(41)	1,907	(109)
Income (loss) before minority interest	(4,572)	2,833	(5,274)	8,178

Minority interest in losses of consolidated subsidiary	—	—	72	—

Income (loss) from continuing operations before income taxes	(4,572)	2,833	(5,202)	8,178
Provision (benefit) for income taxes	(1,124)	798	(1,459)	2,722
Income (loss) from continuing operations	(3,448)	2,035	(3,743)	5,456

Loss from discontinued operations	—	—	(264)	—

Net income (loss)	$(3,448)	$2,035	$(4,007)	$5,456

BASIC AND DILUTED PER SHARE INFORMATION:

Income (loss) from continuing operations	$(3,448)	$2,035	$(3,743)	$5,456
Preferred stock dividends	(375)	(375)	(1,500)	(1,500)
Income (loss) from continuing operations available to common stockholders	$(3,823)	$1,660	$(5,243)	$3,956

Weighted average common shares outstanding	7,060	7,060	7,060	7,060
Dilutive effect of stock options	—	746	—	301
Weighted average common shares outstanding, assuming dilution	7,060	7,806	7,060	7,361

Basic income (loss) per share:

From continuing operations	$(0.54)	$0.24	$(0.74)	$0.56
From discontinued operations	$—	$—	$(0.04)	$—
Net income (loss)	$(0.54)	$0.24	$(0.78)	$0.56

Diluted income (loss) per share:

From continuing operations	$(0.54)	$0.21	$(0.74)	$0.54
From discontinued operations	$—	$—	$(0.04)	$—
Net income (loss)	$(0.54)	$0.21	$(0.78)	$0.54

Diluted Income (loss) per share - before preferred stock dividends:

From continuing operations	$(0.49)	$0.26	$(0.53)	$0.74
From discontinued operations	$—	$—	$(0.04)	$—
Net income (loss)	$(0.49)	$0.26	$(0.57)	$0.74

Attachment 2

TRM Corporation

Consolidated Balance Sheet

(in thousands)

(unaudited)

	December 31,* 2002	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$2,127	$5,724
Accounts receivable, net	6,084	6,134
Inventories	947	1,567
Prepaid expenses and other	778	1,405
Deferred tax asset	876	423

Total current assets	10,812	15,253

Restricted cash - TRM Inventory Funding Trust	24,911	28,939
Equipment, less accumulated depreciation	67,916	63,991
Intangible assets	72	72
Other assets	1,773	1,253
Total assets	$105,484	$109,508

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	2,231	1,367
Accrued expenses	7,811	6,429
Accrued expenses - TRM Inventory Funding Trust	46	57
Income taxes payable	3	—
Current portion of litigation settlement	1,050	—
Current portion of long-term debt	21	3,024
Current portion of obligations under capital leases	1,508	2,113

Total current liabilities	12,670	12,990

Litigation settlement	738	—
Notes payable - TRM Inventory Funding Trust	24,086	27,455
Long-term debt	16,709	7,040
Obligations under capital leases	2,579	2,784
Deferred tax liability	2,203	4,282
Other long-term liabilities	128	79
Preferred dividends payable	3,377	4,502
Total liabilities	62,490	59,132

Minority Interest - TRM Inventory Funding Trust	900	1,500

Shareholders’ equity:
Preferred stock	19,798	19,798
Common stock	19,026	19,026
Additional paid-in capital	63	63
Accumulated other comprehensive income (loss)	(738)	2,088
Retained earnings	3,945	7,901
Total shareholders’ equity	42,094	48,876

Total liabilities and shareholders’ equity	$105,484	$109,508

*            December 31, 2002 has been restated to include the TRM Inventory Funding Trust pursuant to the retroactive adoption of FIN 46 in the fourth quarter of 2003 and for comparative purposes.

Attachment 3

TRM Corporation

Supplemental Data

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	12-31-02	12-31-03	12-31-02	12-31-03
Net Sales:
Photocopy	$10,642	$11,420	$44,809	$43,735
ATM	6,541	9,048	23,115	34,462
S-3 Corporation	547	29	2,628	1,029
	$17,730	$20,497	$70,552	$79,226

Operating income (loss) from continuing operations:
Photocopy	$(2,116)	$1,905	$471	$5,311
ATM	(283)	1,568	(2,670)	4,805
S-3 Corporation	(130)	(446)	413	(1,012)
	$(2,529)	$3,027	$(1,786)	$9,104